Monthly Investor Certificateholders' Statement (K)
                 CAPITOL REVOLVING HOME EQUITY LOAN TRUST 1997-1
                                CUSIP # 140915AC3

     Under subsection 5.3 of the Pooling and Servicing Agreement dated as of November 1, 1997 by and between Chevy Chase Bank, F.S.B., a federally chartered savings bank, as Transferor and Servicer, and US Bank National Assoc., as Trustee and Custodial Agent (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the Pooling and Servicing Agreement"), Chevy Chase Bank, F.S.B., as the Servicer, is required to prepare certain information each month regarding current distributions on the Certificates and the performance of the Capitol Revolving Home Equity Loan Trust 1997-1 (the "Trust") during the related Collection Period. The information that is required to be prepared with respect to the distribution to Holders (the "Certificateholders") of the Certificates, on March 20, 1998 (the "Distribution Date") and the performance of the Trust during the month February, 1998 ("the Collection Period") is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

A. Information Regarding the Current Monthly Distribution to Certificateholders (Per $1,000 Original Principal Amount of a Certificate).

   1.   The Investor Certificateholder's Floating Allocation
        Percentage for the last day of the preceding
        Collection Period.................................96.20%

   2.   The Investor Certificate distribution amount......$19.42

   3. The amount of Investor Certificate Interest included in such distribution, the related Investor Certificate
        Rate and the portion
        thereof attributable to collections in
        respect of the Mortgage Loans.....................$4.4111
        ..................................................5.8450%
        ..................................................$4.4111

   4.   The amount, if any, of any Unpaid Investor
        Certificate Interest Shortfall included in
        such distribution (and the amount of interest
        thereon)..........................................$0.00
        ..................................................$0.00

   5.   The amount, if any, of the remaining Unpaid
        Investor Certificate Interest Shortfall
        giving effect to such distribution................$0.00



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   6.   The amount, if any, of principal included in
        such distribution, separately stating the
        components thereof (including the portion
        thereof attributable to collections in respect of
        the Mortgage Loans)...............................$15.01

   7.   The amount, if any, of the reimbursement of
        previous Investor Loss Reduction Amount
        included such distribution........................$0.00

   8.   The amount, if any, of the aggregate
        unreimbursed Investor Loss Reduction
        Amounts after giving effect to such distribution..$0.00

   9.   The Servicing Fee for such Distribution
        Date..............................................$0.36

   10.  After giving effect to such Distribution
        a.   The Invested Amount..........................$955.29
        b.   The Investor Certificate Principal Balance...$955.29

   11.  After giving effect to such Distribution
        a.   The Spread Account Amount....................$10.53
        b.   The amount, if any transferred from the Spread Account ......$0.00

   12.  a.   The Pool Balance as of the end of the
             preceding Collection Period..................$179,554,092.44
        b.   The number and aggregate of the Trust Balances
             of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, at the close of business on the last day of the related Collection Period

                                           Number            Aggregate Balance
30-59 days                                   74                $2,567,342.43
60-89 days                                   16                $333,629.06
90+ days                                     4                 $77,590.73

   13.  The Certificate Insurance Draw Amount, if any.....$0.00

   14.  The aggregate Liquidation Loss Amount for all
        Mortgage Loans that became Liquidated Mortgage
        Loans in the Preceding Collection Period..........$0.00



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   15.  The Trust Balance of any Mortgage Loan,
        the related Mortgaged Property of which
        is acquired by the Trust through foreclosure......$0.00

   16.  The Pre-Funding Amount............................$1.57

   17.  The aggregate Cut-Off Date Trust Balances of Subsequent
        Mortgage Loans purchased during the preceding Collection
        Period............................................$0.00

   18.  The amount on deposit in the Capitalized Interest
        Account...........................................$0.04

   19.  The amount of any Basis Risk Payment included in such distribution......................................$0.00


     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 23th day of March, 1998

                                        CHEVY CHASE BANK, F.S.B.
                                        as Servicer



                                        By: Carol Thomas
                                           _____________________________
                                            Carol Thomas
                                            Vice President



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